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                                  Exhibit 1

                               Promissory Note

$38,000,000

ARM Financial Group, Inc., a Delaware corporation, for value received, hereby promises to pay to the order of GenAmerica Corporation, a Missouri corporation, the principal sum of $38,000,000 on the Maturity Date which is the later of (a) the 90th day after the date of this promissory note or (b) if a definitive agreement, involving any merger, consolidation or sale transferring control of the stock or of substantially all of the assets of the Company, Integrity Life Insurance Company, or National Integrity Life Insurance Company is executed on or before said 90th day, then the closing date of such transaction. At the Maturity Date, the unpaid principal together with all accrued interest thereon shall be due and payable. The Company shall have the right, at any time and from time to time, to prepay without penalty all or any part of the Note.

Interest on the unpaid principal amount hereof is payable on the Maturity Date, and if the Maturity Date is extended, thereafter, from time to time, at a rate equivalent to 200 basis points in excess of the thirty day LIBOR rate as it published on the LIBO page of the Reuters Monitor Money Rates Service, which interest rate shall change when and as such LIBOR rate shall change on the last day of each month until such unpaid principal balance shall be due and payable. Payments of principal and interest are payable at the main office of the payee hereof in lawful money of the United States.

Each payment shall be credited to accrued interest then due and the remainder to principal, and interest thereupon shall cease upon the principal so credited. If default be made in the payment of principal or interest, or portions thereof, and such default is not cured within five (5) days from the date such amount became due, the holder of this Note may, at its option, either: (i) assess a late fee equal to three percent (3%) of principal and interest then due; or (ii) charge interest on the entire unpaid principal balance of this Note from the date of such default at an interest rate which is three percentage points per annum in excess of the interest rate then otherwise attaching hereunder, while such default continues. In the event of a default under the terms of this Note or the Term Loan Agreement dated as of August 3, 1999 which is not cured within any applicable cure period, the holder hereof may, at its option and without notice, declare all of the unpaid principal balance of this Note, together with interest accrued thereon, immediately due and payable and the holder hereof shall be entitled to exercise any and all remedies available to it at law or in equity. Interest accruing hereunder shall be calculated based on a 30/360-day year basis. If any payment date hereunder falls on Saturday, Sunday, or legal holiday, then such payment shall be due on the next business day.

The makers, endorsers, guarantors, sureties and all other parties liable for the payment of any sums or sums due or to become due under the terms of this Note waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and consent that the owner hereof shall have the right, without notice, to deal in any way at any time

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with any party hereto, or to grant any extension of time for payment of any of said indebtedness or any other indulgences or forbearances whatsoever, or may release any of the security for this Note without in any way affecting the liability of any party for the payment of this Note.

In the event default is made in the prompt payment of this Note, when due or declared due, and it is placed in the hands of an attorney for collection or suit is brought on same or it is collected through any probate, bankruptcy or other judicial proceedings whatever, then all parties liable for payment hereof agree and promise to pay all costs of said collection, including a reasonable attorney's fee.

This Note is issued pursuant to a Term Loan Agreement between the undersigned, the payee hereof, and other Lender dated as of August 3, 1999 to which Term Loan Agreement reference is hereby made for a description of the right of the maker to anticipate payment hereof, the conditions upon which the maturity hereof may be accelerated by the holder, and other terms and conditions upon which this Note is issued.

ARM Financial Group, Inc. (the "Company")



BY:
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ATTEST:
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